Exhibit 10.7

COVENANT NOT TO COMPETE AGREEMENT

This Agreement is made effective the 1st day of January, 2004, between Douglas L. Schnick (hereinafter termed “Executive”) and McCormick & Schmick Acquisition Corp.  (hereinafter termed “Company”).

WHEREAS, Executive acknowledges that (i) he has developed the Company business as conducted by the Companies and its Subsidiaries; (ii) the Company and its Subsidiaries are national in scope; (iii) his work for the Company and its Subsidiaries has brought him, and will continue to bring him, into close contact with many confidential affairs not readily available to the public; and (iv) the agreements and covenants contained herein are essential to protect the goodwill and profitability of the Company Business.

1.                                       Therefore, Executive covenants and agrees (the “Restrictive Covenants”) with respect to himself that:

(a)                                  Non-Compete.  During the term of this Agreement, Executive shall not in the United States of America, directly or indirectly (i) in any manner whatsoever engage in any capacity with any business competitive with the Company Business for the Executive’s own benefit or for the benefit of any person other than the Company or its Subsidiaries, or (ii) have any Material Financial Interest as owner, sole proprietor, shareholder, partner, director, officer, employee, consultant, agent or otherwise in any business competitive with the Company Business; provided, however, the Executive may hold, directly or indirectly, solely as an investment, not more than five percent (5%) of the outstanding securities of any entity which is listed on any national securities exchange or regularly traded in the over-the-counter market.  For purposes of (ii) above, Material Financial Interest is defined as a direct or indirect ownership of greater than five percent (5%) in any entity competitive with the Company.

(b)                                 Confidential Information.  During the term of this Agreement, the Executive shall not, directly or indirectly, disclose to any person who is not authorized by the Company to receive such information, or use for his own benefit, any documents or other papers relating to the Company business or its customers, including, without limitation, files, business relationships and accounts, pricing policies, customer lists, computer software and brand ware, or any materials relating to the Company Business trade secrets or confidential information including, without limitation, any business or operational methods, know how, marketing plans or strategies, menu development techniques or plans, business acquisition plans, financial or other performance data, plans and personnel, and other policies of the Company, whether generated by the Executive or by any other person; provided, however, that the confidential information shall not include any information readily ascertainable from public or published information, or trade sources (other than as a direct or indirect results of unauthorized disclosure by the Executive), or any information of any type not otherwise considered confidential by persons engaged in the same business or a business similar to the Company Business; and

further provided, that no confidentiality obligation in this Agreement shall prohibit the disclosure of information required in connection with litigation between the parties.

(c)                                  Property of the Company.  At no time shall the Executive remove or cause to be removed from the premises of the Company any memorandum, note, list, record, file document or other paper, equipment or any like item relating to the Company Business (including copies, extracts and summaries thereof) except in the furtherance of the performance of his duties on behalf of the Company or any of its Subsidiaries.  All memoranda, notes, lists, records, files, documents and other papers and other like items (and all copies, extracts and summaries thereof) made or compiled by the Executive or made available to the Executive concerning the business of the Company and its Subsidiaries are and shall be the Company’s property and shall be delivered to the Company promptly upon the termination of the Executive’s employment with the Company or its Subsidiaries or at any other time on request.

(d)                                 Employees of the Company.  During the term of this Agreement, the Executive shall not hire or, directly or indirectly, initiate communications with, solicit, persuade, entice, induce, or encourage any individual who is then or who has been within the preceding twelve (12) month period, an employee of the Company or any of its respective Subsidiaries to terminate employment with the Company or such Subsidiary, as the case may be, or to become employed by or enter into a contract or other agreement with any other person, and the Executive shall not approach any such employee for any such purpose or authorize or knowingly approve the taking of any such actions by any other person.

2.                                       Future Employer.  The Executive shall inform any future employer of any and all restrictions contained in this Agreement and provide such employer with a copy thereof, prior to the commencement of that employment.

3.                                       Rights and Remedies Upon Breach.  If the Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

(a)                                  Specific Performance.  The right and remedy to seek from any court of competent jurisdiction specific performance of the Restrictive Covenants or injunctive relief against any act which would violate any of the Restrictive Covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

(b)                                 Accounting.  The right and remedy to require the Principal Shareholder to account for and pay over an amount to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the

Shareholder as the result of any transactions constituting a breach of any of the Restrictive Covenants.

4.                                       Severability of Covenants.  If any of the Restrictive Covenants, or any part thereof, are held by a court of competent jurisdiction, or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority, to be invalid, void, unenforceable or against public policy for any reason, the remainder of the Restrictive Covenants shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court, government, agency or authority shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to the Buyer and the Companies, to the fullest extent permitted by applicable law, the benefits intended by such provisions.

5.                                       Enforceability in Jurisdictions.  The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants.  If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly invalid or unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Executive that such determination not bar or in any way affect the right of the Company and the Buyer to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

6.                                       Compensation.  In consideration to enter into this Agreement, the Company agrees to pay Executive the sum of One Hundred Seventy Five Thousand Dollars ($175,000.00).

7.                                       Term.  This Agreement shall be in force for the period beginning on January 1, 2004, and ending on December 31, 2004.

McCormick & Schmick Acquisition Corp.

By:	/s/ JERRY R. KELSO
Jerry R. Kelso
Chief Financial Officer

Executive

/s/ WILLIAM P. McCORMICK
William P. McCormick